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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-221322

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	1,653,626	$45.765(1)	$75,678,194(1)	$9,422(2)

(1)
Estimated solely for the purpose of calculating the registration fee payable with respect to 1,653,626 shares issuable under the MB Financial, Inc. Dividend Reinvestment and Stock Purchase Plan. Such fee has been calculated pursuant to Rules 457(c) and (r) under the Securities Act, at the rate of $124.50 per million, based upon $45.765 per share, which is the average of the high and low sales prices of the registrant's common stock on the NASDAQ Stock Market on October 31, 2017.

(2)
Pursuant to Rule 457(p) under the Securities Act, the registrant is applying filing fees of $6,070 relating to the unsold securities under its prospectus supplement filed on November 13, 2014 pursuant to Rule 424(b)(5) under Registration Statement No. 333-199823, which was initially filed and became effective on November 3, 2014, to partially offset the entire filing fee of $9,422 that would otherwise be due in connection with the filing of this prospectus supplement under Registration Statement No. 333-221322. As a result, $3,352 is being remitted herewith.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 3, 2017)

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,653,626 Shares

Common Stock, Par Value $0.01 Per Share

        This prospectus supplement relates to shares of common stock that we may offer and sell from time to time according to the terms of the MB Financial, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Participants should retain this prospectus supplement and the accompanying prospectus for future reference.

        The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting cash dividends paid on our common stock and by making additional optional cash purchases. In addition, new investors may make their initial investment in our common stock under the Plan. The minimum purchase for both initial and subsequent optional cash purchases is $50. The maximum limit for both initial and optional cash purchases is $10,000 per month, unless we grant a waiver of this amount. This prospectus supplement describes and constitutes the Plan.

        Shares of common stock will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares or from treasury shares.

        We have appointed Computershare Trust Company, N.A. (the "Plan Administrator") to serve as the administrator of the Plan. You may enroll in the Plan through the Plan Administrator's website (www.computershare.com/investor). You may also enroll in the Plan by completing an enrollment form and returning it to the Plan Administrator.

        Investing in our common stock involves certain risks. Please refer to "Risk Factors" beginning on page S-6 of this prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "MBFI."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The shares offered are our equity securities and are not savings accounts, deposits, or other obligations of any bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

The date of this prospectus supplement is November 3, 2017

ABOUT THIS DOCUMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the Plan and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Plan. If the description of the information relevant to the Plan varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

        For purposes of this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, all references to the "Company," "MB Financial," "we," "us" or "our" refer to MB Financial, Inc. including, as appropriate, its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus supplement under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and before the date that the offering of securities by means of this prospectus supplement is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, including information specifically incorporated by reference into such report from our definitive proxy statement filed on April 7, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

  •
  our Current Reports on Form 8-K filed on May 25, 2017 and October 31, 2017; and

  •
  the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 9, 2001, and all amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

    MB Financial, Inc.
    6111 N. River Road
    Rosemont, Illinois 60018
    (847) 653-1992
    Attention: Doria L. Koros, Vice President and Secretary

        We make available, through our investor relations website, www.investor.mbfinancial.com (by clicking "Financial Information" and then "SEC Filings"), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference in them contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "guidance" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

        Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:

  •
  expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities (including our merger with American Chartered Bancorp, Inc. in 2016) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

  •
  the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions;

  •
  the quality and composition of our securities portfolio;

  •
  competitive pressures among depository institutions;

  •
  interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights;

  •
  the possibility that our mortgage banking business may experience increased volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights;

  •
  the impact of repricing and competitors' pricing initiatives on loan and deposit products;

  •
  fluctuations in real estate values;

  •
  results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

  •
  the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place;

  •
  the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions;

  •
  our ability to realize the residual values of our direct finance, leveraged and operating leases;

  •
  our ability to access cost-effective funding;

  •
  the costs, effects and outcomes of litigation;

  •
  new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities;

  •
  changes in accounting principles, policies or guidelines;

  •
  our future acquisitions of other depository institutions or lines of business; and

  •
  future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

        Some of these and other factors are discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other reports filed from time to time with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

        The forward-looking statements are based on our management's beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

MB FINANCIAL, INC.

        MB Financial, Inc., a Maryland corporation, is a financial holding company and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Our primary market is the Chicago metropolitan area. Through our bank subsidiary, MB Financial Bank, N.A. ("MB Financial Bank" or the "Bank"), we offer a broad range of financial services, primarily to small and middle market businesses and individuals in the markets that we serve. Our primary business segments are banking, leasing and mortgage banking, and we have four lines of business within our banking segment: commercial banking, lease banking, retail banking and wealth management.

        Our principal executive offices are located at 800 West Madison Street, Chicago, Illinois 60607, and our telephone number is (888) 422-6562.

RISK FACTORS

        There are risks and uncertainties involved with an investment in shares of our common stock. Before making an investment decision, you should carefully consider the risks described below and in the "Risk Factors" section of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus supplement and the accompanying prospectus.

You will not know the share price of our common stock at the time you make an investment decision.

        You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The share price of our common stock may fluctuate between the time you make an investment decision and the time the shares are purchased or sold.

        The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

        If you instruct the Plan Administrator to sell your shares under the Plan, you may not be able to direct the time or price at which your shares are sold, depending on the sales option you select. The market price of our common stock may decline between the time you decide to sell shares and the actual time of sale.

        If you decide to withdraw from the Plan and request a certificate for whole shares credited to you under the Plan, the share price of our common stock may decline between the time you decide to withdraw and the time you receive the certificate.

The price of our common stock may be affected by factors mostly beyond our control.

        We cannot predict how our common stock will trade in the future. The market value of our common stock will likely fluctuate in response to a number of factors including the following, most of which are beyond our control:

  •
  actual or anticipated quarterly fluctuations in our operating and financial results;

  •
  developments related to proceedings or litigation that involve us;

  •
  changes in financial estimates and recommendations by financial analysts about us, our competitors or the financial services industry;

  •
  failure of our results of operations to meet expectations of financial analysts;

  •
  additions or departures of our executive officers and other key management personnel;

  •
  dispositions, acquisitions and financings;

  •
  actions of our current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;

  •
  fluctuations in the stock prices and operating results of our competitors;

  •
  regulatory developments; and

  •
  other developments related to the financial services industry.

        The market value of our common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may negatively affect the market value of our common stock.

There may be future sales of additional common stock or other dilution of our equity, which may adversely affect the market price of our common stock.

        We are not restricted from issuing additional common stock or preferred or other stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred or other stock or any substantially similar securities. The market value of our common stock could decline as a result of sales by us of a large number of shares of common stock or preferred or other stock or similar securities in the market or the perception that such sales could occur.

        Our board of directors is authorized to cause us to issue additional common stock, as well as classes or series of preferred or other stock, generally without any action on the part of our stockholders. Our board of directors also has the power to amend our charter, without stockholder approval, to increase the number of shares of stock we are authorized to issue. In addition, the board has the power, generally without stockholder approval, to set the terms of any such classes or series of preferred or other stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon our liquidation, dissolution or the winding-up of our affairs and other terms. If we issue preferred or other stock in the future that has a preference over the common stock with respect to the payment of dividends or upon a liquidation, dissolution or winding-up, or if we issue preferred or other stock with voting rights that dilute the voting power of the common stock, the rights of holders of our common stock or the market value of our common stock could be adversely affected.

Our holding company relies on dividends from the Bank for substantially all of its revenue. Our ability to pay dividends on our common stock may also be limited by regulatory and other considerations.

        We are an entity separate and distinct from our principal subsidiary, MB Financial Bank, and derive substantially all of our revenue in the form of dividends from the Bank. Accordingly, we are, and will be, dependent upon dividends from the Bank to pay the principal of and interest on our indebtedness, to satisfy our other cash needs and to pay dividends on our common and preferred stock. The Bank's primary regulator, the Office of the Comptroller of the Currency, regulates and, in some cases, must approve the amounts the Bank pays as dividends to us. If the Bank is unable to pay dividends to us, then we may not be able to service our debt, pay our other obligations or pay cash dividends on our common and preferred stock. Additionally, any dividend payment made by us may be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal

Reserve Board"). Our inability to service our debt, pay our other obligations or pay dividends on our common and preferred stock could have a material adverse impact on our financial condition and the value of your investment.

        In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary's liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, our common stock is effectively subordinated to all existing and future liabilities of our subsidiaries.

        Under the regulations of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve Board might require us to commit resources to the Bank, even when doing so is not otherwise in the our interests or the interests of our stockholders or creditors.

        We are unable to pay dividends on our common stock unless we are current in dividend payments on our Perpetual Non-Cumulative Preferred Stock, Series A ("Series A. Preferred Stock"). See "Description of Capital Stock—Series A Preferred Stock" in the accompanying prospectus. In addition, as noted below, the terms of our junior subordinated debt securities prohibit us from paying dividends on or repurchasing our common stock at any time when we have elected to defer the payment of interest on such debt securities or certain events of default under the terms of those debt securities have occurred and are continuing. These restrictions could have a negative effect on the value of our common stock. Moreover, holders of our common stock are entitled to receive dividends only when, as and if declared by our board of directors. Although we have historically paid cash dividends on our common stock, we are not required to do so and our board of directors could suspend or eliminate our common stock cash dividend in the future.

Our ability to pay dividends is limited by the requirements of Maryland law.

        Our ability to pay dividends on our common and preferred stock is limited by the laws of the State of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not pay a dividend on our common or preferred stock if, after giving effect to the dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding.

Our common stock is an equity security and is subordinate to our existing and future indebtedness and preferred stock.

        Shares of our common stock represent equity interests in the Company and do not constitute indebtedness. This means that the shares of our common stock rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As noted above, our common stock is effectively subordinated to all existing and future liabilities of our subsidiaries. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of the holders of our outstanding preferred stock.

        At September 30, 2017, we had $211.3 million in aggregate principal amount of junior subordinated notes issued to capital trusts outstanding and an $11.0 million term loan at the holding company level that matures on June 30, 2020. We also maintain a $35.0 million line of credit at the holding company level that is scheduled to mature on June 30, 2018; no amount was outstanding under such line of credit as of September 30, 2017. At September 30, 2017, the Bank and its subsidiaries had outstanding indebtedness (excluding deposits in the Bank of $14.4 billion at September 30, 2017) aggregating $2.3 billion, including $1.7 billion in advances from the Federal Home Loan Bank of Chicago scheduled to mature within the next 18 years with a majority maturing in less than one years.

        Our existing and future indebtedness may restrict payment of dividends on our common stock. In this regard, the terms of our outstanding junior subordinated notes issued to capital trusts prohibit us from declaring or paying any dividends or distributions on our common or preferred stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our common or preferred stock, if an event of default under the applicable indenture governing those junior subordinated notes has occurred and is continuing or at any time when we have deferred payment of interest on those junior subordinated notes.

        At September 30, 2017, we had 4,000,000 shares of preferred stock issued and outstanding, consisting entirely of our Series A Preferred Stock, which has a liquidation amount of $25 per share. Our Series A Preferred Stock ranks senior to our common stock in the payment of dividends and in the distribution of our assets upon our liquidation, dissolution or winding up. We may also issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or voting rights that dilute the voting power of our common stock. As noted above, our board of directors is authorized to issue additional classes or series of preferred stock generally without any action on the part of the holders of our common stock.

Our charter contains a provision which could limit the voting rights of a holder of our common stock.

        Our charter provides that any person or group who acquires beneficial ownership of our common stock in excess of 14.9% of the outstanding shares may not vote the excess shares. Accordingly, if you acquire beneficial ownership of more than 14.9% of the outstanding shares of our common stock, your voting rights with respect to our common stock will not be commensurate with your economic interest in our company.

Anti-takeover provisions could negatively affect holders of our common stock.

        Provisions in our charter and bylaws, the corporate laws of the State of Maryland and federal regulations could delay or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise negatively affect the market value of our common stock. These provisions include: a prohibition on voting shares of our common stock beneficially owned in excess of 14.9% of total shares outstanding; advance notice requirements for nominations for election to the our board of directors and for proposing matters that stockholders may act on at stockholder meetings; and a requirement that only directors may fill a vacancy in our board of directors. Our charter also authorizes our board of directors to issue preferred or other stock, and preferred or other stock could be issued as a defensive measure in response to a takeover proposal. See "Description of Capital Stock—Anti-takeover Effects" in the accompanying prospectus. In addition, because we are a bank holding company, purchasers of 10% or more of our common stock may be required to obtain approvals under the Change in Bank Control Act of 1978, as amended, or the Bank Holding Company Act of 1956, as amended (and in certain cases such approvals may be required at a lesser percentage of ownership). Specifically, under regulations adopted by the Federal Reserve Board, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of our common stock and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of our common stock.

        These provisions may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or negatively affect the market value of, and the voting and other rights of the holders of, our common stock.

USE OF PROCEEDS

        To the extent that shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of those shares. The net proceeds to us from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and the availability of other funds.

DESCRIPTION OF OUR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

        The following questions and answers explain and constitute the Plan.

PURPOSE

1.
What is the purpose of the Plan?

        The purpose of the Plan is to provide both our existing stockholders and new investors with a simple, convenient, and economical means of purchasing shares of our common stock, including through new cash payments and the reinvestment of dividends on shares held in your Plan account. The Plan also provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock.

        The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of shares of common stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The Plan's intended purpose precludes any person, organization or other entity from establishing a series of related accounts for conducting arbitrage operations and/or exceeding the optional monthly cash investment limit. We accordingly reserve the right to modify, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with its intended purpose.

ADVANTAGES AND DISADVANTAGES

2.
What are the advantages of participation in the Plan?

•
You do not need to be a current stockholder, nor do you need to have a broker, to buy our common stock through the Plan.

•
You can start investing with a relatively small amount of money, or with a single larger investment—whichever you prefer.

•
You may send a check to the Plan Administrator or arrange for funds to be deducted from your U.S. savings or checking account.

•
Dividends and optional cash purchases can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to your account. Dividends on fractional shares may also be reinvested in additional shares.

•
If you are already a stockholder, you can consolidate all your holdings of our common stock into a single account. You can deposit your stock certificates into your Plan account or, if you hold shares with a broker, you can transfer those shares into your own name and deposit them into your Plan account.

•
The Plan offers you flexibility when you decide to sell your shares. You may request the sale of some or all of your shares through the Plan Administrator at any time. Or, you may withdraw your shares from the Plan, at no cost to you, and sell them through a broker of your choice.

3.
What are the disadvantages of participation in the Plan?

•
Because the prices at which shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased on the open market is the average price paid by the Plan Administrator to obtain shares for all participants who acquire shares through the Plan on the same day, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•
We will not pay interest on funds we hold pending investment.

•
If you instruct the Plan Administrator to sell your shares under the Plan, you may not be able to direct the time or price at which your shares are sold, depending on the sales option you select. The market price of our common stock may decline between the time you decide to sell shares and the actual time of sale.

•
To sell your shares through a broker of your choice, you must first arrange to obtain a physical stock certificate from the Plan Administrator and have the certificate delivered to you, or ask the Plan Administrator to transfer shares held for you in the Plan directly to your broker. The Plan Administrator will promptly process your instructions, but you should leave ample time for preparation and receipt of your stock certificate if you decide to go that route.

•
Shares held in the Plan by the Plan Administrator are not covered by the customer protection provisions of the Securities Investor Protection Act of 1970 relating to customers of failed securities broker-dealer firms and are not insured by the FDIC or any other governmental agency.

ADMINISTRATION

4.
Who administers the Plan for participants?

        The Plan is administered by Computershare Trust Company, N.A., an entity independent of, and not affiliated with, MB Financial. The Plan Administrator maintains records, prepares and sends account statements to participants, and performs other duties related to the Plan.

PARTICIPATION

5.
Who is eligible to participate in the Plan?

        Any person or legal entity is eligible to participate in the Plan. You do not have to be a current stockholder, nor do you have to reside or be located in the U.S. or be a U.S. citizen. However, you must become a stockholder of record in order to participate in the dividend reinvestment component of the Plan. In all cases, optional cash purchases of shares through the plan must be made in U.S. currency drawn on a U.S. bank. In addition, before investing in our common stock, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on his or her ability to invest through the Plan.

6.
How can I participate in the Plan?

        Eligible stockholders as well as new investors can enroll either by going to the Plan Administrator's web site or requesting and returning an enrollment form by mail. Please refer to Question 32 for the Plan Administrator's web site, phone numbers, and addresses.

DIVIDEND REINVESTMENT

7.
How does the reinvestment process work?

        As a participant in the Plan, you may elect to reinvest all, part, or none of the dividends paid on your MB Financial common stock, and your preference should be indicated on the enrollment form. If you complete and return an enrollment form without selecting one of these three options, all of your dividends will be automatically reinvested in shares of MB Financial common stock.

  •
  Full dividend reinvestment:  If you select this option, all of the cash dividends paid on the shares you enroll in the Plan will automatically be reinvested to purchase additional shares of MB Financial common stock.

  •
  Partial dividends paid in cash:  If you select this option, a portion of your cash dividends will be paid to you in cash, and the remaining portion of your dividends will be automatically reinvested to purchase additional shares of MB Financial common stock. If you choose partial reinvestment, you must specify on the enrollment form the number of whole shares on which you wish to continue to receive cash dividends by check or to have directly deposited into your designated checking or savings account, as further described below. The remaining dividends will be automatically reinvested.

  •
  All dividends paid in cash (no dividend reinvestment):  If you select this option, all of your dividends will be paid to you in cash. You may choose to have your cash dividends directly deposited into your designated U.S. checking or savings account or sent to you by check.

        To arrange to have your dividends directly deposited into your designated U.S. bank account, you must complete an authorization for electronic direct deposit. You may request an enrollment form or an authorization for electronic direct deposit by calling the Plan Administrator at 1-866-241-9990, or you may authorize the direct deposit of dividends when you enroll in the Plan online, or access your account online at www.computershare.com/investor.

8.
When will the reinvestment of my dividends begin?

        Typically, we pay a quarterly cash dividend on our common stock near the end of March, June, September and December to stockholders of record as of the applicable record date, which is usually about two weeks prior to the dividend payment date. The reinvestment of your dividends will begin with the first quarterly cash dividend that we pay following your enrollment, but only if your enrollment is received by the record date for that dividend. If your enrollment is received between a record date and a payable date, the reinvestment of your dividends will commence with the dividend payment in the following quarter.

        The payment of dividends on our common stock is at the discretion of our board of directors. There is no guarantee that we will pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, capital requirements, our financial condition, applicable government regulations, dividends on our outstanding preferred stock (which ranks senior to our common stock with respect to cash dividends) and other relevant factors.

9.
Can I deposit stock certificates for safekeeping with the Plan Administrator?

        You may deposit any or all of your MB Financial stock certificates with the Plan Administrator for safekeeping. This added feature relieves you of the worry associated with the possibility of loss, theft, or destruction of the certificates. This service is provided to Plan participants without charge.

INITIAL AND OPTIONAL CASH PURCHASES

10.
When and how can I make initial or optional cash purchases?

        New investors may make an initial cash purchase when enrolling in the Plan by enclosing a check with their enrollment form, or by authorizing a one-time online automatic debit from a designated U.S. bank account when enrolling online at the Plan Administrator's website. In both cases, the minimum initial cash purchase amount is $50.

        As a Plan participant, you may also make optional cash purchases of our common stock. The minimum cash purchase accepted per transaction is $50, and you may make purchases up to a maximum of $10,000 per month unless we grant you a waiver of this amount. The purchase, less the appropriate service fee as set forth in the schedule in Question 12, will be applied toward the purchase of shares for your account as promptly as practicable, usually within five (5) business days upon receipt of funds by the Plan Administrator.

        Your cash purchases may be commingled by the Plan Administrator with dividends and with other participants' cash purchases for the purpose of buying shares of common stock. You cannot specify the prices or timing of purchases, the selection of the broker or dealer through or from whom purchases are to be made, nor can you make any other limitations on the purchase of shares other than those specified under these terms and conditions. No interest will be paid on optional cash purchases pending investment.

        If you choose to submit a check, be sure to use the contribution form that appears on your Plan statement, and mail it to the address specified on the form. The check must be made payable to "Computershare—MB Financial, Inc." in U.S. dollars and drawn on a U.S. bank. The Plan Administrator will not accept cash, money orders, traveler's checks or third party checks. Alternatively, if you wish to make regular monthly purchases, you may authorize recurring monthly automatic deductions from your designated U.S. bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. You may elect the recurring monthly automatic deduction option by completing and signing a direct debit authorization form and returning this form to the Plan Administrator, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through the Plan Administrator. You may also enroll online at the Plan Administrator's website. Your direct debit authorization form will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this recurring monthly automatic deduction feature. You also may authorize one-time online individual debits from your U.S. bank account at the Plan Administrator's website.

        In addition, if you are an employee of MB Financial or any of its subsidiaries, you may make initial or optional cash purchases under the Plan through payroll deduction of after-tax dollars.

        In the event that any check, electronic funds transfer or other deposit is returned unpaid for any reason, or your designated U.S. bank account does not have sufficient funds for an automatic debit, the Plan Administrator will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35.00 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your designated U.S. bank account. This fee will be collected by Computershare through the sale of the number of shares from your Plan account necessary to satisfy the fee.

11.
Am I obligated to make cash purchases if I enroll in the Plan?

        No. Cash purchases are entirely voluntary. You may supplement the reinvestment of your dividends with optional cash purchases as often as you like, or not at all. Or you may buy shares with optional cash purchases and choose not to reinvest any or all of your dividends.

FEES

12.
What fees may I incur by participating in the Plan?

        The costs and fees associated with the Plan, including enrollment costs, administrative service fees and/or trading fees, are set forth below:

Initial Investment Fee	$15.00 (one-time charge, per account, for first-time (new) investors only)
Optional Cash Investments
By Check	$5.00 per investment plus
$0.06 per share purchased (if market)
By EFT (monthly recurring or one-time online) debit	$2.00 per investment plus
$0.06 per share purchased (if market)
By payroll deduction	$1.60 per transaction plus
(MB Financial employees only)	$0.06 per share purchased (if market)
Reinvestment of Dividends	5% of the dividend payment up to a maximum of $3.00 plus
$0.06 per share purchased (if market)
Sale of Shares
Batch Order Sale	$15.00 per transaction plus
$0.12 per share sold
Market Order Sale	$25.00 per transaction plus
$0.12 per share sold
Day Limit Order Sale	$25.00 per transaction plus
$0.12 per share sold
Good-Til-Canceled ("GTC") Limit Order Sale	$25.00 per transaction plus
$0.12 per share sold
Agent Assistance Fee	$15.00 per sale
Deposit of Certificates	No Charge
Book-to-Book Transfers	No Charge
Return of Investment Check or EFT	$35.00

        Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. The fees are subject to change at any time. This is considered part of the "Terms and Conditions" of the Plan.

PURCHASE OF SHARES

13.
What is the source of the common stock that may be purchased through the Plan?

        At our discretion, share purchases will be made on the open market or directly from MB Financial. Shares purchased from MB Financial may come from our authorized but unissued shares or from our treasury shares. Share purchases on the open market may be made on any stock exchange where our common stock is traded or through negotiated transactions, on such terms as the Plan Administrator determines. Neither we nor you will have any authority to direct the date, time, or price at which shares may be purchased by the Plan Administrator or the selection of the broker or dealer through or from whom purchases are to be made,.

14.
How will shares be purchased under the Plan?

•
Upon receipt of your funds, the Plan Administrator will invest initial and additional cash purchases as promptly as practicable, normally within five (5) business days.

•
Shares will be posted to your account in whole and fractional shares, computed to six decimal places. A confirmation of your transaction will be sent by e-mail or via a paper statement to the Internet or postal address you give us when you enroll in the Plan.

•
In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest the funds within thirty (30) days for reinvested dividends and within thirty-five (35) days for voluntary cash purchases, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.

•
For automatic monthly purchases, the amounts you have authorized will be withdrawn from your bank account on the 25th day of each month or on the next succeeding business day if the 25th falls on a weekend or holiday. The funds will be credited to your Plan account and normally invested within five (5) business days after receipt by the Plan Administrator.

•
The Plan Administrator will use your cash to purchase as many full and fractional shares as possible.

15.
How will the price for my shares be determined?

        For shares purchased on the open market, the Plan Administrator may combine your funds with funds of other Plan participants and generally will batch purchase types (cash dividends, initial investments and optional cash investments) for separate execution by its broker. At the Plan Administrator's discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of the common stock, the Plan Administrator's broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of common stock purchased for each Plan participant's account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of the common stock purchased by the Plan Administrator s broker on that investment date.

        For shares purchased directly from MB Financial, the purchase price will be 100% of the volume-weighted average price of our common stock, as reported on the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted), obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, on the investment date, less any discount that we may decide to offer.

16.
Will shares be offered to Plan participants at a discount?

        We will establish a waiver discount only for shares that are purchased directly from us pursuant to a waiver request. For each pricing period, we may establish a discount from the market price applicable to optional cash purchases and initial investments made pursuant to a request for waiver (please see Question 17). This waiver discount, if any, will range from 0% to 5% of the purchase price and may vary for each pricing period. The waiver discount, if any, will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining additional funds through the sale of our common shares as compared to other sources of funds, and our need for additional funds. You may obtain information regarding the maximum waiver discount, if any, by contacting the Plan Administrator at 1-866-241-9990. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount, if any, will apply only to optional cash purchases and initial investments in excess of $10,000. The waiver discount, if any, will apply to the entire optional cash purchase or initial investment made pursuant to a waiver and not just the portion in excess of $10,000.

17.
May I invest more than the Plan maximum of $10,000 per account per month?

        Yes, if you request a waiver of this limit and we grant your waiver request. Upon receipt of a written waiver form from an investor, we will consider waiving the maximum investment limit. Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, prevailing market prices of our common stock and other securities, and general economic and market conditions.

        Shares purchased in excess of the Plan maximum investment amount will be priced as follows:

  •
  Investments for which a waiver has been granted will be made subject to a "pricing period," which will generally consist of one (1) to fifteen (15) separate days during which trading of our common stock is reported on the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted). Each of these separate days will be an "investment date," and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to 100% (subject to change as provided below) of the volume-weighted average price (less any applicable discount), rounded to four decimal places, of our common stock as reported by the NASDAQ Stock Market only (or such other exchange or quotation system on which our common stock is then listed or quoted), obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print for that investment date. Funds for such investments must be received by the Plan Administrator not later than the business day before the first day of the pricing period.

  •
  We may establish a minimum, or "threshold," price for any pricing period that the volume-weighted average price, rounded to four decimal places, of our common stock must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver request.

  •
  If we decide to establish a threshold price for a particular pricing period, the threshold price for any investments made pursuant to a request for waiver will be a stated dollar amount that the volume-weighted average price, rounded to four decimal places, of our common stock, as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for each trading day in the relevant pricing period, must equal or exceed. If the threshold price is not satisfied for a trading day in the pricing period, then that trading day and the trading prices for that day will be excluded from the pricing period.

  •
  We will only establish a threshold price if shares will be purchased directly from us in connection with the relevant pricing period (please see first bullet above). If we have established a threshold price with respect to the relevant pricing period, then we will exclude from the pricing period any trading day that the volume-weighted average price is less than the threshold price and refund that day's proportional investment amount. For example, if the threshold price is not met for two (2) of the trading days in a ten-day pricing period, then we will return 20% of the funds you submitted in connection with your waiver request, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below.

  •
  Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

  •
  We may elect to activate for any particular pricing period a pricing period extension feature which will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five (5) trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is ten (10) days, and the threshold price is not satisfied for three (3) out of those ten (10) days in the initial pricing period, and we had previously announced in the bid-waiver form that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three (3) trading days (or a subset thereof), then those three (3) days (or subset thereof) will become investment dates in lieu of the three (3) days on which the threshold price was not met. As a result, because there were ten (10) trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the funds that you include with your request for waiver will be invested.

  •
  Newly issued shares purchased pursuant to a request for waiver will be posted to participants' accounts within three (3) business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within three (3) business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any month when we are proposing to grant requests for waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the bid-waiver form that we will be doing so. The purchase price of shares acquired on each investment date will be equal to 100% (subject to change) of the volume-weighted average price as reported by the NASDAQ Stock Market only (or such other exchange or quotation system on which our common stock is then listed or quoted), obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing print, for each of the investment dates during the pricing period, assuming the threshold price is met on that day, less any discount that we may decide to offer. For each pricing period (assuming the threshold price is met on each trading day of that pricing period), we would have a separate settlement of each investment dates' purchases, each based on the volume-weighted average price for the trading day relating to each of the investment dates during the pricing period.

  •
  Waiver request forms and information regarding the establishment of a threshold price, if any, may be obtained by contacting the Plan Administrator at 1-866-241-9990.

SALE OF PLAN SHARES

18.
How can I sell the shares of common stock that are held in my Plan account?

        You have four choices when making a sale, depending on how you submit your sale request, as follows:

  •
  Market Order:  A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Plan Administrator directly at 1-866-241-9990. Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-866-241-9990. If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request. The price will be the market price of the sale obtained by the Plan Administrator's broker, less a transaction fee of $25.00 per sale and a per share fee of $0.12.

  •
  Batch Order:  A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. The Plan Administrator will seek to sell shares in round lot (100 shares) transactions. For this purpose the Plan Administrator may combine each selling Plan participant's shares with those of other selling participants. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by Computershare's broker for each aggregate order placed by Computershare and executed by the broker, less a transaction fee of $15.00 per sale and a per share fee of $0.12.

  •
  Day Limit Order:  A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator's broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-866-241-9990. Each day limit order sale will incur a transaction fee of $25.00 per sale and a per share fee of $0.12.

  •
  Good-Til-Cancelled ("GTC") Limit Order:  A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If shares are traded for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator's broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-866-241-9990. Each GTC limit order sale will incur a transaction fee of $25.00 per sale and a per share fee of $0.12.

        Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Plan Administrator may, for various reasons, require a sales request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. An additional fee of $15.00 will be charged if the assistance of a Customer Service Representative is required when selling shares.

        You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

        If you elect to sell shares online at www.computershare.com/investor through the Investor Centre, you may utilize the Plan Administrator's international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time consuming and costly "collection" process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.

        The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the program are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

        Alternatively, you may choose to sell your shares through a broker-dealer of your choice, in which case you will have to request that the Plan Administrator either (a) electronically transfer your shares to your stockbroker, or (b) issue the shares in certificate form for delivery to your stockbroker before settlement of the sale.

DIVIDENDS

19.
How will I be credited with the dividends paid on the shares I have enrolled in the Plan and/or that are being held in my Plan account?

        The Plan Administrator will receive the cash dividends (less the amount of any taxes withheld) paid by us on all whole and fractional shares that are enrolled and/or held in the Plan at the dividend record date, and will credit such dividends to your Plan account on the payable date. The dividends received by the Plan Administrator will automatically be reinvested in shares of our common stock.

20.
What if I decide that I would like to receive in cash some of the dividends paid on the shares enrolled or held in the Plan, rather than having them reinvested?

        The Plan permits the partial reinvestment of dividends. Please see Question 7.

REPORTS TO PARTICIPANTS

21.
What reports will I receive as a participant in the Plan?

        As soon as practicable after each transaction, you will receive a statement with information about your Plan account, including amounts invested, the purchase and/or sales prices, and the number of shares purchased and/or sold. This statement will provide a record of purchases and sales transacted on your behalf under the Plan and you should retain it for income tax purposes. The statement will also include specific cost basis information in accordance with applicable law. As a stockholder, you also will receive various communications, including our annual report to stockholders, notices of stockholder meetings, proxy statements, and information for income tax reporting.

ISSUANCE AND DEPOSIT OF STOCK CERTIFICATES

22.
Will certificates be issued to me for shares of common stock purchased through the Plan?

        Certificates for shares of common stock that are purchased through the Plan will not be issued to you, unless you request that the Plan Administrator do so. All shares will be issued to the Plan Administrator or its nominee(s) as agent, and credited to your Plan account in book entry form. The number of shares credited to your Plan account will appear on your account statements. This convenient process protects against loss, theft, or destruction of stock certificates, and reduces our costs.

        Shares credited to your Plan account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares credited to your account, you must request that certificates for those shares be issued to you in your name.

        Upon receipt of your request, the Plan Administrator will issue you a certificate for any number of whole shares credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances. Issuance of certificates may be subject to an additional fee. Please contact the Plan Administrator to determine if there is a certificate issuance fee.

        The name on your Plan account will be identical to the name that appears on the certificate(s) underlying the shares you have enrolled in the Plan and/or that are held for you in the Plan in book entry form. Certificates for whole shares issued to you from the Plan will be registered in the same manner.

23.
How can I arrange for my stock certificate(s) to be held in safekeeping by the Plan Administrator?

        If you wish to submit your stock certificate(s) to the Plan Administrator for safekeeping, you should mail them (unendorsed) by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured. You should also include a note requesting that they be credited to your Plan account.

TERMINATION OF PLAN PARTICIPATION

24.
How do I terminate my participation in the Plan?

        Participation in the Plan is entirely voluntary. You may terminate your participation at any time by providing notice and instructions to the Plan Administrator. Upon receipt, the Plan Administrator, in accordance with your instructions, will either (a) discontinue the reinvestment of the dividends paid on the shares enrolled and/or held in your Plan account, but continue to hold whole shares in book entry form on your behalf and issue a cash payment for any cash in lieu of a fractional share less applicable fees; (b) issue a certificate for the whole shares credited to your Plan account and issue a cash payment for any cash in lieu of a fractional share less applicable fees; or (c) sell the whole shares credited to your Plan account and issue a cash payment for the proceeds plus any cash in lieu of a fractional share, less applicable fees .Please refer to Question 18 on how to sell your shares.

        If a notice of termination is received by the Plan Administrator near the record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the discontinuing Participant. If such dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the Participant, less any applicable fees.

TAX INFORMATION

25.
What are the federal income tax consequences of participation in the Plan?

        Certain federal income tax considerations of participation in the Plan are briefly summarized below. This summary is for general information only and does not constitute tax advice. The information in this section is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations thereunder, current administrative interpretations and practices of the Internal Revenue Service, or the Service, and court decisions, all as of the date of this prospectus supplement. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change.

        This discussion does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (including insurance companies, partnerships, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). The tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign shareholder whose distributions are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the distribution and the balance will be reinvested. In addition, the discussion does not address state and local income tax consequences of your participation in the Plan.

        You are urged to consult your personal tax advisor to determine the particular tax consequences that may result from your participation in the Plan.

        Tax Consequences of Dividend Reinvestment.    In the case of shares of common stock purchased by the Plan Administrator from us, you will be treated, for federal income tax purposes, as having received a distribution equal to the fair market value, as of the investment date, of the shares of common stock purchased with your reinvested dividends. This amount includes the discount, if any, on reinvestment provided for by the Plan. The fair market value should generally equal the average of the daily high and low sale prices of our shares of common stock, as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the investment date.

        In the case of shares (including any fractional share) purchased in market transactions or in negotiated transactions with third parties, you will be treated as having received a distribution equal to the amount of cash dividends used to make those purchases, plus the amount of any per share fees paid by us in connection with those purchases. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay.

        The distributions described above will constitute taxable dividend income to you to the extent of our current and accumulated earnings and profits allocable to the distributions. Any distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will reduce the basis of your shares of common stock by the amount of the excess distribution, but not below zero. To the extent that excess distributions exceed the tax basis in your shares and provided that you have held your shares as capital assets, you will recognize capital gain, which will be taxable as long-term capital gain if you have held your shares for more than one year.

        Generally, under current federal income tax law, the dividends that we pay will be qualified dividends that will be subject to the same tax rate applicable to long-term capital gains, to the extent that you satisfy the applicable holding period requirement. In order for you to treat the dividend that you receive as a qualified dividend, you must have held the stock for more than 60 days during the 121-day period that begins 60 days before the ex-dividend date. The ex-dividend date is the first date following the declaration of a dividend on which the buyer of the stock is not entitled to receive the dividend. If you do not meet this holding period requirement, then the dividend income will be taxed to you at the same rates that apply to other ordinary income.

        The tax basis of your shares of stock purchased with reinvested dividends will generally equal the total amount of distributions you are treated as having received, as described above. Your holding period in shares of common stock (including fractional shares) acquired pursuant to the Plan will generally begin on the day after the shares are credited to your account.

        Tax Consequences of Optional Cash Payments.    Participants who choose to purchase additional shares by electing optional cash payments, and who have also elected to have their dividends reinvested, will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the shares of common stock purchased over the amount of the cash payment made by the participant. The fair market value should generally equal the average of the daily high and low sale prices of our shares of common stock, as reported by the NASDAQ Stock Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the investment date. Any such distributions will be subject to tax in accordance with the rules described above under "—Tax Consequences of Dividend Reinvestment." The tax treatment of participants who purchase shares by electing optional cash purchases or as an initial cash investment, but who have not elected to have their dividends reinvested, is not entirely clear under existing law. However, the Service has indicated in certain private letter rulings that such individuals will not be treated as having received a taxable distribution with respect to any discount in purchase price offered pursuant to the Plan. Private letter rulings are not binding on the Service and cannot be relied upon by any taxpayer other than those to whom the ruling is addressed. Nevertheless, such rulings often reflect the then-current thinking of the Service. Therefore, the tax treatment of a purchase of shares under the Plan with an initial cash investment or an optional cash investment may differ depending on whether you are participating in the dividend reinvestment feature of the Plan. We will report any discount you receive under the plan as a distribution to you on Form 1099-DIV. You are urged to consult with your personal tax advisor regarding the tax treatment to you of receiving a discount on optional cash purchases pursuant to the Plan.

        The tax treatment of reinvested taxable dividend income paid in connection with optional cash payments is the same as described above under "—Tax Consequences of Dividend Reinvestment."

        The tax basis of shares of common stock acquired by optional cash payments or as an initial investment will generally equal the total amount of distribution you are treated as having received, as described above, plus the amount of the cash payment. Your holding period in such shares (including fractional shares) generally begins on the day after the applicable dividend payment date in the case of shares purchased from us and on the day after the shares are credited to your account in the case of shares purchased in market transactions.

        Tax Consequences of Dispositions.    You may realize gain or loss when shares of common stock are sold or exchanged, whether the sale or exchange is made at your request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when you receive a cash payment for a fraction of a share of common stock credited to your account. Assuming that shares have been held as capital assets, such gain or loss will be capital in nature. The amount of the capital gain or loss will be the difference between the amount that you receive for the shares of common stock (including fractional shares) and your tax basis in such shares or fraction thereof. Capital gains of individuals derived with respect to capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to annual limitations. Unused capital losses generally may be carried over to future tax years.

        Additional Medicare Taxes.    If an individual holder of our stock has modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status), such individual is subject to a 3.8% tax on the lesser of: (i) his or her "net investment income" for the relevant taxable year, or (ii) the excess of his or her modified gross income for the taxable year over his or her applicable threshold (between $125,000 and $250,000 depending on the individual's filing status). Estates and trusts are subject to similar rules. Net investment income generally would include, among other items, dividends, capital gains, interest, and rental or royalty income received by such individual.

        Backup Withholding and Information Reporting.    Under certain circumstances described below, either we or the Plan Administrator may be required to deduct "backup withholding" on distributions paid to a shareholder, regardless of whether those distributions are reinvested. Similarly, the Plan Administrator may be required to deduct backup withholding from all proceeds of sales of common shares held in a Plan account. A participant will be subject to backup withholding if (1) the participant has failed to properly furnish us and the Plan Administrator with the participant's taxpayer identification number; (2) the Service notifies us or the Plan Administrator that the identification number furnished by the participant is incorrect; (3) the Service notifies us or the Plan Administrator that backup withholding should be commenced because the participant has failed to report properly distributions paid to the participant; or (4) when required to do so, the participant has failed to certify, under penalties of perjury, that the participant is not subject to backup withholding.

        Backup withholding amounts will be withheld from dividends before those dividends are reinvested under the Plan. Therefore, only the reduced amount will be reinvested in Plan shares. Withheld amounts will generally constitute a tax payment credited on such participant's federal income tax return.

        The Plan Administrator will report to you the amount of any dividends credited to your account as well as any per share fees or other related charges paid by us on your behalf. This information will also be furnished to the Service to the extent required by law.

OTHER INFORMATION

26.
What happens if I decide to sell or transfer all of the certificated and book entry shares enrolled in the Plan but not the shares that are held in my Plan account?

        If you sell or transfer all of the certificated and book entry shares enrolled in the Plan, but continue to hold shares in your Plan account, the cash dividends on the shares held in your Plan account will continue to be reinvested, unless you instruct the Plan Administrator to terminate your participation in the Plan.

27.
If MB Financial issues additional shares of common stock in connection with a stock dividend or a stock split, how will I receive the additional shares?

        Any shares representing stock dividends or stock splits that we distribute on shares of our common stock that you have enrolled in the Plan and/or that are being held in your Plan account will be credited to your Plan account.

28.
How will I be able to vote the shares held in my Plan account?

        The shares credited to your Plan account will be automatically added to the shares covered by the proxy provided to you with respect to your certificated and book entry form shares of common stock, and may be voted by you pursuant to such proxy.

29.
What are the responsibilities of MB Financial and of the Plan Administrator under the Plan?

        Except as described below, the Plan Administrator has no responsibility with respect to the preparation or the contents of this Plan. Neither we nor the Plan Administrator or its nominee(s), in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of: (a) failure to terminate a participant's account upon the participant's death or adjudicated incompetence; (b) the prices and times at which shares of common stock are purchased or sold (except for prices specified for day limit orders or GTC limit orders) for the participant's account or the terms under which such purchases or sales are made; or (c) fluctuations in the market value of our common stock. Neither we nor the Plan Administrator can assure you of a profit, or protect you against a loss, from the shares purchased or sold through the Plan. An investment in our common stock is subject to significant market fluctuations, as are all equity investments. We cannot control purchases by the Plan Administrator under the Plan and cannot assure you that dividends on our common stock will not be reduced or eliminated in the future.

30.
Who interprets the Plan?

        MB Financial and the Plan Administrator reserve the right to interpret the Plan, as they deem necessary or desirable. Any such interpretation will be final. The Plan, and any related Plan documentation and Plan accounts, will be governed by, and construed in accordance with, the laws of the State of New York.

31.
May the Plan be changed or discontinued?

        While we currently expect to offer a dividend reinvestment and stock purchase plan indefinitely, we reserve the right to suspend, modify, or terminate the Plan at any time. You will receive notification of any such suspension, material modification, or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan (including fees and expenses) at any time without notice to you, and any such changes shall not be deemed material modifications to the Plan.

32.
Who do I contact if I have questions about the Plan?

        The Plan Administrator will answer any questions you have about buying or selling our common stock through the Plan or about any other Plan services. You may contact the Plan Administrator in the following ways:

  •
  Internet.  You can enroll, obtain information, change the number of shares on which your dividends are to be paid in cash, and perform certain transactions on your account online at www.computershare.com/investor. Written Inquiries. You may make an e-mail inquiry by following the instructions on the Plan Administrator's website. Please address all other correspondence concerning the Plan to the Plan Administrator at the following address:

Computershare Trust Company, N.A.
P.O. Box 505000
Louisville, KY 40233-5000

        Be sure to include your name, address, daytime phone number, IID, and a reference to MB Financial, Inc. on all correspondence.

  •
  Telephone Inquiries.  The Plan Administrator may be reached directly by dialing:

1-866-241-9990 (dedicated number in the United States and Canada)
1-800-368-0328 (for the hearing impaired) (TDD)
1-201-680-6578 (outside of the United States and Canada)

        An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

PLAN OF DISTRIBUTION

        Except to the extent a broker-dealer engaged by the Plan Administrator purchases shares of common stock in the open market or in privately negotiated transactions with third parties, the shares of common stock acquired under the Plan will be sold directly by us through the Plan.

        We may grant requests for waiver of the Plan's maximum monthly investment limit to financial intermediaries, including brokers and dealers, and other participants in the future. Grants of such waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common stock, general economic and market conditions, expected aberration in the price or trading volume of our common stock, the potential disruption of our common stock price that may be caused by a financial intermediary, the number of shares of common stock held by the participant seeking a waiver, the past actions of a participant under the Plan, the aggregate amount of investments for which such waivers have been submitted, and the administrative constraints associated with granting such waivers. If waiver requests are granted, a portion of the shares available for issuance under the Plan will be purchased by participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Financial intermediaries may purchase a significant portion of the shares of common stock issued under the Plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries' participation under the Plan cannot be estimated as this time. Participants that are financial intermediaries that acquire shares of our common stock under the Plan with a view to distribution of such shares or that offer or sell shares in connection with the Plan may be deemed underwriters within the meaning of the Securities Act and may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act. We will not extend to any such person any rights or privileges other than those to which such person would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to requests for waiver by such persons.

        From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the market price, if any, of common stock acquired under the Plan. Such transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries that engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. The Plan is intended for the benefit of our current and prospective investors and not for individuals or investors who engage in transactions that may cause aberrations in the price or trading volume of our common stock. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

        Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends or optional cash purchases.

        Upon your withdrawal from the Plan by the sale of common stock held under the Plan, you will receive the proceeds of such sale, less any applicable fees.

        Common stock may not be available under the Plan in all states. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

        The legality of the issuance of the shares of common stock offered hereby has been passed upon for us by Silver, Freedman, Taff & Tiernan, LLP, Washington, D.C.

EXPERTS

        The consolidated financial statements of MB Financial, Inc. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and management's assessment of effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

MB FINANCIAL, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Rights
Units

        The securities listed above may be offered and sold, from time to time, by us and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement, including the information incorporated by reference herein and therein, carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

        Our common stock and our Perpetual Non-Cumulative Preferred Stock, Series A, are listed on the NASDAQ Global Select Market under the symbols "MBFI" and "MBFIP," respectively.

        Investing in the offered securities involves risks. See "Risk Factors" on page 6 of this prospectus and in the applicable prospectus supplement.

        These securities will be our equity securities or our secured or unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2017

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration statement, we may offer and sell any combination of the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. In addition, under this shelf registration process, one or more selling security holders to be identified in the future may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling security holders.

        If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement and/or pricing supplement, you should rely on the information in that prospectus supplement and/or pricing supplement. You should read both this prospectus and any prospectus supplement and pricing supplement together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

        You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement and/or pricing supplement. We have not, and any underwriters, their affiliates and agents, and any selling security holders have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and any underwriters, their affiliates and agents, and any selling security holders do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide to you. We and any selling security holders may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We and any selling security holders are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the "Company," "MB Financial," "we," "us," "our," or similar references mean MB Financial, Inc. and its subsidiaries on a consolidated basis.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or portions of documents deemed to have been "furnished" and not "filed" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, including information specifically incorporated by reference into such report from our definitive proxy statement filed on April 7, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

  •
  our Current Reports on Form 8-K filed on May 25, 2017 and October 31, 2017; and

  •
  the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 9, 2001, and all amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

    MB Financial, Inc.
    6111 N. River Road
    Rosemont, Illinois 60018
    (847) 653-1992
    Attention: Doria L. Koros, Vice President and Secretary

        We make available, through our investor relations website, www.investor.mbfinancial.com (by clicking "Financial Information" and then "SEC Filings"), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Company that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as "anticipates," "estimates," "expects," "intends," "plans" and "believes," among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

        By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading "Risk Factors" included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under "Risk Factors" in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

        We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

 PROSPECTUS SUMMARY

        This summary highlights selected information about us and a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities that may be offered, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

MB Financial, Inc.

        MB Financial, Inc., a Maryland corporation, is a financial holding company and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Our primary market is the Chicago metropolitan area. Through our bank subsidiary, MB Financial Bank, N.A. (the "Bank"), we offer a broad range of financial services, primarily to small and middle market businesses and individuals in the markets that we serve. Our primary business segments are banking, leasing and mortgage banking, and we have four lines of business within our banking segment: commercial banking, lease banking, retail banking and wealth management.

        Our principal executive offices are located at 800 West Madison Street, Chicago, Illinois 60607, and our telephone number is (888) 422-6562.

Securities That May Be Offered

        General.    We may use this prospectus to offer debt securities, common stock, preferred stock, depositary shares, purchase contracts, warrants, rights or units in one or more offerings. A prospectus supplement, which we will provide for each such offering, will describe the amounts, prices and detailed terms of the securities, to the extent not described in this prospectus, and may describe risks associated with an investment in the securities in addition to those described in the "Risk Factors" section of this prospectus and the documents incorporated by reference. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

        We and the selling security holders involved in a particular offering may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Debt Securities.    Our debt securities may be senior or subordinated in priority of payment. In a prospectus supplement, we will describe the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities being offered.

        Common Stock.    In a prospectus supplement, we will describe the aggregate number of shares of our common stock, par value $0.01 per share, being offered and the offering price or prices of the shares.

        Preferred Stock; Depositary Shares.    In a prospectus supplement, to the extent not described in this prospectus, we will describe with respect to any series of preferred stock being offered: the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

        Purchase Contracts.    We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock. In a prospectus supplement, we will describe the particular securities subject to the purchase contracts being offered and any other specific terms of such purchase contracts.

        Warrants.    In a prospectus supplement, to the extent not described in this prospectus, we will inform you of the exercise price and other specific terms of the warrants being offered, including whether the warrants are exercisable for our debt securities, shares of our common stock or shares of our preferred stock or depositary shares and whether our or your obligations, if any, under the warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

        Rights.    We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of a record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

        Units.    A combination of one or more of the other securities described in this prospectus may be sold together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sales of the securities offered by this prospectus as set forth in the applicable prospectus supplement. We will not receive the proceeds from any sales by selling security holders.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our historical consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated, both including and excluding interest on deposits, are set forth in the table below. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) the sum of total fixed charges and (pre-tax) preferred stock dividend requirements. For purposes of computing these ratios, (i) fixed charges excluding interest on deposits represents interest expense on short-term and long-term borrowings and junior subordinated notes and an estimate of the interest component of rental expense and (ii) fixed charges including interest on deposits represents interest on deposits plus interest expense on short-term and long-term borrowings and junior subordinated notes and an estimate of the interest component of rental expense.

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	10.64x	16.72x	15.61x	20.43x	13.62x	18.46x	10.02x
Including interest on deposits	5.54x	7.29x	6.90x	8.35x	5.60x	6.08x	3.86x
Ratio of earnings to combined fixed charges and preferred stock dividends
Excluding interest on deposits	7.30x	9.00x	8.84x	9.68x	8.08x	18.46x	7.21x
Including interest on deposits	4.56x	5.43x	5.27x	5.88x	4.48x	6.08x	3.44x

 DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the "senior indenture," between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the "subordinated indenture," between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

        The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under "Description of Debt Securities—Subordination" and in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the establishment of the terms of the debt securities being issued in or pursuant to a supplemental indenture or resolutions adopted by our board of directors. Such terms may include:

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  the title and series designation;

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  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

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  the principal amount payable, whether at maturity or upon earlier acceleration;

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  whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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  whether the debt securities will be issued as original issue discount securities (as defined below);

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  the date or dates on which the principal of the debt securities is payable;

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  any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

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  the date from which any interest will accrue;

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  any interest payment dates;

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  whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

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  the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

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  the stated maturity date;

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  whether the debt securities are to be issued in global form;

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  any sinking fund requirements;

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  any provisions for redemption, the redemption price and any remarketing arrangements;

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  the denominations of the securities or series of securities;

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  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  any restrictions on the offer, sale and delivery of the debt securities;

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  the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

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  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

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  the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

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  a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

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  whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

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  the identity of each security registrar or paying agent (if other than the trustee);

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  any provisions granting special rights to securities holders upon the occurrence of specified events;

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  any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

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  the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

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  the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

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  any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        Please see the prospectus supplement and any related pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

        Senior Debt Securities.    Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

        Subordinated Debt Securities.    Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

        Holding Company Structure.    The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

        Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation (the "FDIC") as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

        No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See "Description of Global Securities."

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

        If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities of ours, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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  events requiring adjustment to the conversion or exchange price;

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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  any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

        Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

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  default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

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  default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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  default in the deposit of any sinking fund payment on the debt securities when due;

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  default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

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  specified events in bankruptcy or insolvency; and

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  any other event of default provided with respect to the debt securities of any series.

        Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

        Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

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  in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

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  in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

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  that holder has previously given to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

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  the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

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  the indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

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  change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

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  reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

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  reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

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  change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

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  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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  reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

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  modify any of the provisions of the sections of the indenture dealing with supplemental indentures with the consent of holders of the debt securities, waiver of past defaults or waiver of certain covenants, except to increase the required percentage of holders to effect such an action or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

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  make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

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  to evidence the succession of another person to us;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities;

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  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

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  to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

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  to establish the form or terms of debt securities of any series;

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  to evidence and provide for the acceptance of appointment by a successor indenture trustee;

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  to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

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  to secure securities;

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  to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities

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  to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

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  to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

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  there shall be no minimum quorum requirement for such meeting; and

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  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that:

          (i)    the resulting entity, if other than MB Financial, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities and (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

          (ii)   immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or the lapse or time or both, would become an event of default under the indenture, shall have occurred and be continuing.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

          (1)   depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

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    in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

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    in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

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    a combination of money and U.S. government obligations or foreign government obligations, as applicable;

          (2)   delivering:

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    an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

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    an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

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    an opinion of counsel as to certain other matters; and

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    officers' certificates certifying as to compliance with the applicable indenture and other matters; and

          (3)   paying all other amounts due under the indenture.

        Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

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  there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

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  the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency, our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of ours for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (i)
  any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of ours, or to secure the payment of revenue bonds issued for our benefit whether contingent or otherwise;

  (ii)
  any debt of others described in the preceding clause (i) which we have guaranteed or for which we are otherwise liable;

  (iii)
  our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

  (iv)
  any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

        "Senior debt" does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of ours and (4) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The indentures do not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior or subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the applicable indenture.

Governing Law

        Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

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  120,000,000 shares of common stock, par value $.01 per share; and

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  10,000,000 shares of preferred stock, par value $.01 per share.

        Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of September 30, 2017, there were 83,887,097 shares of our common stock issued and outstanding and 4,000,000 shares of our preferred stock issued and outstanding, all of which consisted of our Perpetual Non-Cumulative Preferred Stock, Series A, which we refer to as our "Series A Preferred Stock."

        In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

        Except as described below under "—Anti-takeover Effects—Voting Limitation," each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of the Series A Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of our common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred or other stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of our Series A Preferred Stock (see "—Series A Preferred Stock") and the shares of any other series of preferred or other stock that we may issue in the future.

Preferred Stock—General

        The following summary contains a description of the general terms of the preferred stock that we may issue, other than the Series A Preferred Stock, the terms of which are described under "—Series A Preferred Stock." The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. The description of certain provisions of the preferred stock below and in any prospectus supplement may not be complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock, for the complete terms of such series of preferred stock.

        Overview.    We are currently authorized under our charter to issue up to 10,000,000 shares of preferred stock, par value $0.01, in one or more series. As noted above, the only shares of our preferred stock that were issued and outstanding as of September 30, 2017 were 4,000,000 shares of the Series A Preferred Stock. Our board of directors may issue at any time, and from time to time, shares of preferred stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are stated and expressed in the board resolution providing for the issuance. Therefore, without stockholder approval (except as provided under the terms of the Series A Preferred Stock (see "—Series A Preferred Stock") or as may be required by the rules of The NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See "—Anti-Takeover Effects—Authorized Shares."

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, as described under "—Series A Preferred Stock." You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

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  the designation of the series of preferred stock and the number of shares offered;

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  the amount of liquidation preference per share, if any;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to cumulate;

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  any listing of the preferred stock being offered on any securities exchange or other securities market;

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  any voting rights;

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  any redemption or sinking fund provisions;

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  any conversion provisions;

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  whether interests in the preferred stock being offered will be represented by depositary shares; and

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  any other specific terms of the preferred stock being offered.

        Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        Rank.    Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon our liquidation, winding up and dissolution, rank:

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  senior to our common stock and all classes and series of other stock issued by us the terms of which specifically provide that such other stock will rank junior to the preferred stock (referred to as "junior securities");

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  equally with all other classes and series of stock issued by us the terms of which specifically provide that such stock will rank equally with the preferred stock (referred to as "parity securities"); and

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  junior to all other classes and series of stock issued by us the terms of which specifically provide that such stock will rank senior to the preferred stock.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of non-cumulative preferred stock, then the holders of that non-cumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Rights Upon Liquidation.    If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

        Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

        Redemption.    We may provide that a series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

        In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed,

which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

        On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares being redeemed will terminate except for the right to receive the redemption price.

        Voting Rights.    Unless otherwise described in the applicable prospectus supplement, holders of preferred stock will have no voting rights except as otherwise required by law or in our charter.

        Under regulations and interpretations adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a "controlling influence" over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Series A Preferred Stock

        The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

        General.    The Series A Preferred Stock represents a single series of our preferred stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and is not subject to any sinking fund or other obligation to redeem or repurchase. The Series A Preferred Stock represents non-withdrawable capital, does not constitute savings accounts, deposits or other obligations of any depository institution and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

        Ranking.    The Series A Preferred Stock ranks, as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up:

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  senior to our common stock and to any other class or series of other stock we may issue in the future ranking junior to the Series A Preferred Stock (referred to as "junior stock");

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  equal to any class or series of stock we may issue in the future ranking equal to the Series A Preferred Stock (referred to as "parity stock"); and

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  junior to any class or series of stock we may issue in the future ranking senior to the Series A Preferred Stock and to all of our existing and future debt obligations.

        Dividends.    Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee thereof out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25 per share. These dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning with November 15, 2014, each such date being referred to in this subsection as a dividend payment date. Dividends on each share of Series A Preferred Stock are payable on the liquidation preference amount of $25 at an annual rate equal to 8.00%.

        If dividends are declared by our board of directors, dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which will be the fifteenth calendar day preceding such dividend payment date.

        A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced as of and included August 15, 2014. Dividends are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

        Dividends on shares of the Series A Preferred Stock are not cumulative. Accordingly, if our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

        So long as any share of Series A Preferred Stock remains outstanding, unless the full dividends for the then-current dividend period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, then (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during such dividend period.

        On any dividend payment date for which dividends are not paid in full on shares of the Series A Preferred Stock and any parity stock, all dividends declared on shares of the Series A Preferred Stock and any parity stock for payment on such dividend payment date will be declared on a proportionate basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A Preferred Stock, and accrued dividends, including accumulations, on parity stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of the Series A Preferred Stock that may be in arrears. If our board of directors or any duly authorized committee of our board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date.

        Subject to the foregoing, and not otherwise, such dividends, as may be determined by our board of directors or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking junior to the Series A Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividend.

        Our ability to declare and pay dividends on the Series A Preferred Stock is limited by applicable regulatory restrictions, including the guidelines of the Federal Reserve Board applicable to bank holding companies.

        Redemption—General.    The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of Series A Preferred Stock do not have the right to require the redemption or repurchase of the Series A Preferred Stock.

        Optional Redemption.    We may redeem shares of the Series A Preferred Stock on any dividend payment date on or after February 15, 2018, in whole or in part, from time to time, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Series A Preferred Stock called for redemption. Dividends will cease to be payable on those shares on and after the redemption date. Redemption of the Series A Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series A Preferred Stock.

        Notwithstanding the foregoing, within 90 days following a "regulatory capital treatment event," we may, at any time prior to February 15, 2018, at our option, subject to the approval of the Federal Reserve Board, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of Series A Preferred Stock at the time outstanding at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the Series A Preferred Stock called for redemption.

        A "regulatory capital treatment event" means our determination, in good faith, that, as a result of any:

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  amendment to, or change in, the laws or regulations of the U.S. or any political subdivision of or in the U.S. that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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  proposed change in those laws or regulations that is announced after the issuance of any share of the Series A Preferred Stock; or

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  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of the Series A Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board, as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

        Liquidation Rights.    In the event we dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before we may make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock with respect to the distribution of assets, the holders of the Series A Preferred Stock and such other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

        Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

        Voting Rights—General.    The Series A Preferred Stock have no voting rights, except as provided below or as otherwise specifically required by law. To the extent holders of Series A Preferred Stock are entitled to vote, each holder of Series A Preferred Stock have one vote per share, including when acting by written consent. The holders of the Series A Preferred Stock have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock.

        Right to Elect Two Directors upon a Nonpayment Event.    Whenever dividends on any shares of the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on our board of directors will automatically increase by two, and the holders of the Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors") to fill such newly created directorships. At the request of any holder of the Series A Preferred Stock, a special meeting of the holders of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. Our board of directors may at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of our authorized preferred stock having equal voting rights are entitled to elect.

        These voting rights will continue until full dividends have been regularly declared and paid on the shares of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment. No person may be elected as a Preferred Stock Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        If and when full dividends have been regularly declared and paid for at least four consecutive dividend periods following a Nonpayment on the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, the holders of the Series A Preferred Stock will be divested of the foregoing voting rights (subject to re-vesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Stock Director so elected will immediately terminate and the authorized number of directors on our board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of the Preferred Stock Directors) may be filled by the consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other series of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Stock Directors will each be entitled to one vote per director on any matter.

        Other Voting Rights.    So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our charter, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of Series A Preferred Stock, voting separately as a single class, will be necessary for effecting or validating:

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  any amendment, alteration or repeal of any provision of our charter (including the articles supplementary creating the Series A Preferred Stock) or bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely (provided that any amendment of our charter so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up or (y) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock);

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  any amendment or alteration of our charter to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

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  any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of our merger or consolidation with or into another corporation or other entity, unless (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the U.S., any state thereof or the District of Columbia, and (y) the shares of Series A Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock.

        The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

        Preemptive and Conversion Rights.    The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Anti-takeover Effects

        The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

        Authorized Shares.    Our charter currently authorizes the issuance of 120,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board with as much flexibility as possible to effect financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors, consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks to acquire control of us.

        Voting Limitation.    Our charter generally prohibits any stockholder (including any group of stockholders) that beneficially owns more than 14.9% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 14.9% of the outstanding shares of our common stock in a proxy contest or on other matters on which such person is entitled to vote.

        The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding "interested shares," defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our bylaws. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could decide to become subject to the Maryland control share acquisition statute by amending our bylaws to eliminate the opt-out provision. See "—Amendment of Charter and Bylaws."

        Board of Directors.    All of our directors are elected annually. Our charter provides that stockholders may not cumulate their votes in the election of directors.

        Our charter provides that the number of our directors may be changed from time to time by a majority of the whole board (meaning the total number of directors we would have if there were no vacancies on the board). Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred or other stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders. Our charter further provides that, subject to the rights of the holders of any series of preferred or other stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 14.9% voting limitation described under "—Voting Limitation"), voting together as a single class.

        The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods. See "Series A Preferred Stock—Right to Elect Two Directors upon a Nonpayment Event."

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called by our President or by our board of directors by vote of a majority of the whole board. Our bylaws also provide that a special meeting of stockholders shall be called by our Secretary on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

        Action by Stockholders without a Meeting.    Our bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of stockholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter. The bylaws also provide that, unless our charter provides otherwise, the holders of any class of our stock, other than our common stock, entitled to vote generally in the election of directors may act without a meeting by delivering a consent in writing or electronic transmission of the holders entitled to cast the minimum number of votes that would be necessary to approve the action at a meeting of stockholders.

        Business Combinations with Certain Persons.    Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving "interested stockholders" of ours require, in addition to any vote required by law, the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors that is not beneficially owned by the interested stockholder in question (after giving effect to the 14.9% voting limitation described under "—Voting Limitation"), voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An "interested stockholder" generally means a person who beneficially owns more than 14.9% of the voting power of the outstanding voting stock or who is an affiliate of ours and at any time within the past two years was the beneficial owner of more than 14.9% of the voting power of the outstanding voting stock.

        The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) or any affiliate of the interested stockholder for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the corporation's board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the corporation's board of directors and (ii) the transaction has been approved by (a) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder, voting together as a single voting group. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter.

        Prevention of Greenmail.    Our charter generally prohibits us from acquiring any of our own publicly traded equity securities from a beneficial owner of 5% or more of our voting stock unless: (i) the acquisition is approved by the holders of a majority of our voting stock not owned by the seller (after giving effect to the 14.9% voting limitation described under "—Voting Limitation") , voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of the class of equity securities to be acquired and is approved by a majority of our board of directors, including a majority of the disinterested directors.

        Amendment of Charter and Bylaws.    Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our common stock. Our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized for issuance.

        Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 14.9% voting limitation described under "—Voting Limitation"), voting together as a single class.

        Advance Notice Provisions.    Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders not less than 90 days or more than 120 days before the anniversary of the preceding year's annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice of the proposal must be received by us no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public disclosure of the meeting date is first made, whichever occurs first.

        Our bylaws also provide that we must receive written notice of any stockholder director nomination for a meeting of stockholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice of the nomination must be received by the secretary no later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the meeting date is first made, whichever occurs first.

Transfer Agent

        The transfer agent and registrar for our common stock and Series A Preferred Stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

        In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

        The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

        If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

        After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

        We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

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  all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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  there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

        Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.

        The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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  whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock, preferred stock or depositary shares;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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  whether the purchase contracts will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

General

        If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

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  the offering price;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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  the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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  if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  whether the warrants will be issued in registered or bearer form; and

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  any other terms of the warrants.

        If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

        The exercise price payable and the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

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  the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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  a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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  any other event described in the applicable prospectus supplement.

        In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation or merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

        This section describes the general terms of the rights to purchase common stock or other securities that may be offered using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

        Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

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  the record date for determining security holders entitled to the rights distribution;

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  the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

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  the exercise price of the rights;

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  the steps required to exercise the rights;

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  the date on which the rights will become effective and the date on which the rights will expire;

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  whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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  whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and

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  our ability to withdraw or terminate the rights offering prior to the expiration date of the rights.

        Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

        Units will consist of any combination of one or more of the other types of securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

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  the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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  any additional terms of the agreement governing the units;

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  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

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  whether the units will be issued in fully registered form.

        The terms and conditions described under "Description of Debt Securities," "Description of Warrants" and "Description of Capital Stock" will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

        If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

        Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. We will not have, and no trustee, warrant agent, unit agent or preferred stock depositary, as applicable, will have, any responsibility or liability for any aspect of the records relating to, or the payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository's instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

        We and/or selling security holders, if applicable, may sell the securities in several ways, including:

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  through underwriters or dealers;

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  through agents;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) under the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise

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  directly to purchasers or to a single purchaser;

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  directly to our stockholders; or

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  through a combination of any of these methods of sale.

        The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed.

        If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer's commission. We anticipate that any underwriting agreement pertaining to any such securities will:

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  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

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  provide that the obligations of the underwriters will be subject to certain conditions precedent; and

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  provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

        Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

        Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

        Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by our counsel, Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Our consolidated financial statements as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of RSM US LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.